Exhbit 23.3


Consent of Independent Registered Public Accounting Firm


We consent to the use in this Registration Statement of Patient Infosystems, Inc. on Amendment No. 1 to Form SB-2 to be filed on or about August 9, 2004 of our report, dated February 13, 2004 on American CareSource Corporation, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the Captions "Experts" in such Prospectus.



/s/McGladrey & Pullen, LLP


Des Moines, Iowa
August 9, 2004